                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 1, 2000


                               HealthTronics, Inc.
           (Exact name of the Registrant as specified in its charter)


         Georgia                       333-66977              58-2210668
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
incorporation and organization)                             identification No.)

------------------------------------------------------------------------------

                         1841 West Oak Parkway, Suite A
                             Marietta, Georgia 30062
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  770-419-0691

Item 2.  Acquisition or Disposition of Assets.

         On June 1, 2000, the Company sold the assets purchased from Health Horizons on January 24, 2000 to New Jersey Kidney Stone Center LLC (the "LLC") for $250,000 in cash, a $600,000 note receivable and the assumption of certain liabilities, including lease, trade and accounts payable and obligations under regulatory permits. The assets sold included a lithotripter and related medical equipment, other furniture, equipment, patient records and other related assets used in New Jersey Kidney Stone Treatment Center. The purchase price was determined and negotiated by the parties based on the expected annual cash flow to be generated by the assets purchased. The Company pre-negotiated this sale of its interest in the assets purchased to the LLC which will be managed by the Company and of which the Company will ultimately own less than 20%. The remaining partners will be independent of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         b.       Pro Forma Financial Information

       The following unaudited combined pro forma financial statements relative to the acquisition for the quarter ended March 31, 2000 is provided herein:

         (1)      Pro Forma Balance Sheets as of March 31, 2000

         (2)      Pro Forma Statements of Income for the quarter ended March 31,
                  2000

         (3) Notes to the unaudited pro forma financial statements for the quarter ended March 31, 2000


       The following unaudited combined pro forma financial statements give effect to the disposition by the Company of certain assets and liabilities, as if the disposition had occurred on January 1 of the period presented. The pro forma adjustments are based upon estimates, currently available information and certain assumptions management deems appropriate. The unaudited combined pro forma financial data presented herein are not necessarily indicative of the results that the Company would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company.


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a.       Exhibits

         2.1      Asset Purchase Agreement dated May 29, 2000

Item 7(b)  - Pro Forma Financial Information

                      HealthTronics, Inc. and Subsidiaries
                            Pro Forma Balance Sheets
                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                                                     HISTORICAL
                                                   --------------
                                                   HEALTHTRONICS,
                                                        INC.            DISPOSITION (1)    PRO FORMA
                                                   --------------       ---------------   ------------
CURRENT ASSETS
Cash and cash equivalents                            $  4,013,233                         $  4,013,233
Trade accounts receivable, net                          4,688,107                         $  4,688,107
Inventory                                               2,107,631                         $  2,107,631
Note receivable, current                                                                  $          0
Due from affiliated partnerships                          168,112                         $    168,112
Vendor deposits                                           728,813                         $    728,813
Prepaid expenses                                          107,100                         $    107,100
Deferred income taxes                                     375,751                         $    375,751
                                                     ------------       -------------     ------------

  TOTAL CURRENT ASSETS                                 12,188,747                           12,188,747

Property and equipment, at cost:
  Medical devices placed in service                     9,857,187                         $  9,857,187
  Office equipment, furniture and fixtures                175,584                         $    175,584
  Vehicles and accessories                              1,535,577                         $  1,535,577
                                                     ------------       -------------     ------------
                                                       11,568,348                           11,568,348
  Less accumulated depreciation                        (2,856,847)                        $ (2,856,847)
                                                     ------------       -------------     ------------
NET PROPERTY AND EQUIPMENT                              8,711,501                            8,711,501

Note receivable, noncurrent                                    --                         $          0
Partnership investments                                   328,402                         $    328,402
Goodwill, net                                           3,595,258                         $  3,595,258
Patent license                                             51,674                         $     51,674
Other assets                                               43,486                         $     43,486
                                                     ------------       -------------     ------------
TOTAL ASSETS                                         $ 24,919,068                           24,919,068
                                                     ============       =============     ============


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

                                                    HISTORICAL
                                                   --------------

                                                   HEALTHTRONICS,
                                                        INC.        DISPOSITION (1)    PRO FORMA
                                                   --------------   ---------------   ------------
CURRENT LIABILITIES
Trade accounts payable                             $ 1,540,729                        $  1,540,729
Customer deposits                                      749,883                        $    749,883
Income taxes payable                                   422,791          (111,008)     $    311,783
Warranty accrual                                       608,403                        $    608,403
Other accrued expenses                                 857,701                        $    857,701
Deferred profit on service contracts                   167,167                        $    167,167
Current portion of long-term debt                    1,258,725                        $  1,258,725
                                                   -----------      ------------      ------------
TOTAL CURRENT LIABILITIES                            5,605,399          (111,008)        5,494,391

Long-term debt, less current portion                 2,147,908                        $  2,147,908
Deferred income taxes                                   12,977                        $     12,977
Deferral of profit on medical device sales to
  related parties                                      244,194                        $    244,194
Minority interest                                    2,246,780           258,159      $  2,504,939
                                                   -----------      ------------      ------------

TOTAL LIABILITIES                                   10,257,258           147,151        10,404,409

Shareholders' equity:
  Common stock                                      12,336,371                        $ 12,336,371
  Retained earnings                                  2,325,439          (147,151)     $  2,178,288
                                                   -----------      ------------      ------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY           $24,919,068                        $ 24,919,068
                                                   ===========      ============      ============


(1) The Company sold assets to an LLC in which the Company maintains a 30% financial interest and is the sole manager. Based upon the Company's ability to exercise control over the operating and financial policies of the LLC, the Company intends to consolidate the LLC and as such, the assets sold will be included in the consolidated financial statements of the Company. As a result of this transaction, the pro forma adjustment reflects the transaction from the date of acquisition of the assets (January 24, 2000).


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                      HealthTronics, Inc. and Subsidiaries
                    Pro Forma Condensed Statements of Income
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)



                                                 HISTORICAL
                                               --------------
                                               HEALTHTRONICS,
                                                   INC.           DISPOSITION (1)      PRO FORMA
                                               --------------     --------------     ------------
Net revenue                                    $  7,623,520                          $  7,623,520
Cost of goods sold, rentals
  and services provided                           3,411,119                             3,411,119
                                               ------------       --------------     ------------
                                                  4,212,401                             4,212,401

General and administrative expenses               2,134,258                             2,134,258
                                               ------------       --------------     ------------
                                                  2,078,143                             2,078,143

Equity in earnings of unconsolidated
  partnership                                        40,508                                40,508
Partnership distributions from cost
  based investments                                  37,592                                37,592
Interest expense                                    (81,905)                              (81,905)
Interest income                                      58,274                                58,274
                                               ------------       --------------     ------------
Income before minority interest and
  income taxes                                    2,132,612                             2,132,612

Minority interest                                (1,227,074)            (258,159)      (1,485,233)
                                               ------------       --------------     ------------
Income before income taxes                          905,538             (258,159)         647,379

Provision for income taxes                         (398,804)             111,008         (287,796)
                                               ------------       --------------     ------------
Net income                                     $    506,734       $     (147,151)    $    359,583
                                               ============       ==============     ============

Basic and diluted income per common share:
Basic                                          $       0.05                          $       0.03
                                               ============                          ============
Diluted                                        $       0.05                          $       0.03
                                               ============                          ============

Weighted average common shares outstanding:
Basic                                            10,719,822                            10,719,822
                                               ============                          ============
Diluted                                          11,163,469                            11,163,469
                                               ============                          ============




(1) The Company sold assets to an LLC in which the Company maintains a 30% financial interest and and is the sole manager. Based upon the Company's ability to exercise control over the operating and financial policies of the LLC, the Company intends to consolidate the LLC and as such, the assets sold will be included in the consolidated financial statements of the Company. As a result of this transaction, the pro forma adjustment reflects the transaction from the date of acquisition of the assets (January 24, 2000).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     HealthTronics, Inc.

Dated:
June 15, 2000                                By:     /s/ Victoria W. Beck
                                                     --------------------------
                                                     Victoria W. Beck
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION

2.1      Asset Purchase Agreement dated May 29, 2000